UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

FIRST FOUNDATION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36461	20-8639702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Crescent Court, Suite 1400
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(469) 638-9636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FFWM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 30, 2022, First Foundation Inc. (the “Company”) received a letter (the “Nomination Notice”) from Driver Opportunity Partners I LP, Driver Management Company LLC and Abbott Cooper (collectively, “Driver”) purporting to nominate Allison Ball and Lila I. Flores (together, the “Purported Nominees”) for election to the Company’s Board of Directors (the “Board”) at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). The Company has reviewed the Nomination Notice and has determined that it is materially deficient under Article II, Section 2.2(d)(i) and Article II, Section 2.4 of the Company’s Bylaws (the “Bylaws”).

On February 6, 2023, the Company sent a letter (the “February 6th Letter”) to Driver notifying Driver that the Nomination Notice was incomplete due to several deficiencies. As part of the Company’s diligence and efforts to gather information on the Purported Nominees and pursuant to Article II, Section 2.2(e) of the Bylaws, on February 7, 2023, the Company sent a letter (the “February 7th Letter”) requesting additional information about the Purported Nominees and requesting to interview the Purported Nominees. The Company requested that Driver provide the additional information by the close of business on February 14, 2023. On February 7, 2023, Driver sent a letter (the “Driver Letter”) to the Company stating that the Purported Nominees would only submit to interviews should there be a current vacancy on the Board and that Driver would review the requests for information and respond. On February 15, 2023, the Company received an email from Driver’s counsel acknowledging receipt of the Company’s letters and stating that responses were in process. On February 17, 2023, Driver filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”). As of close of business on February 21, 2023, the Company had not received the requested additional information from Driver.

On February 22, 2023, the Company sent a letter to Driver (the “February 22nd Letter”) notifying Driver that it had failed to satisfy the requirements of the Bylaws. Pursuant to Article II, Section 2.2(g) of the Bylaws, only such persons who are nominated pursuant to the procedures set forth in the Bylaws shall be eligible to stand for election to the Board. Driver failed to meet the requirements of Article II, Section 2.2(d)(i) and Article II, Section 2.4 of the Bylaws and failed to provide a completed written questionnaire for each of the Purported Nominees. Accordingly, the Company has determined that the Nomination Notice is invalid.

As set forth in Article II, Section 2.2(c), the deadline under the Bylaws for delivering notice of intention to nominate candidates for election as directors at the 2023 Annual Meeting was January 29, 2023. The deadline for a timely and proper notice of intention to nominate candidates for election as directors at the 2023 Annual Meeting has passed. Therefore, Driver does not have the right to nominate any candidates for election as directors at the 2023 Annual Meeting.

On February 22, 2023, subsequent to receiving the February 22nd Letter, in a separate letter, Driver purported to provide certain information that had previously been asserted by the Company as missing from the Nomination Notice (the “Second Driver Letter”). In the Second Driver Letter, Driver also informed the Company that Ms. Flores has requested that Driver withdraw its nomination of Ms. Flores for election to the Board at the 2023 Annual Meeting. Driver additionally confirmed in the Second Driver Letter that it does not believe that the Company has a reasonable basis on which to reject its nominations and that it fully intends to pursue its contested solicitation at the 2023 Annual Meeting.

The descriptions of the February 6th Letter, the February 7th Letter, the Driver Letter, the February 22nd Letter and the Second Driver Letter contained in this Item 8.01 are summaries and are qualified in their entirety by reference to the full text of the February 6th Letter, the February 7th Letter, the Driver Letter, the February 22nd Letter and the Second Driver Letter, which are filed as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with its upcoming 2023 Annual Meeting. The Company intends to file a definitive proxy statement and a BLUE universal proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting of Stockholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.ff-inc.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022 (when it becomes available). Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2023 Annual Meeting. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.ff-inc.com.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Letter, dated February 6, 2023, from First Foundation Inc. to Driver Management Company LLC
99.2	Letter, dated February 7, 2023, from First Foundation Inc. to Driver Management Company LLC
99.3	Letter, dated February 7, 2023, from Driver Management Company LLC to First Foundation Inc.
99.4	Letter, dated February 22, 2023, from First Foundation Inc. to Driver Management Company LLC
99.5	Letter, dated February 22, 2023, from Driver Management Company LLC to First Foundation Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FOUNDATION INC.

Date: February 23, 2023

	By:	/s/ Scott F. Kavanaugh
Scott F. Kavanaugh
President and Chief Executive Officer